Exhibit 99.2

APPLEGATE APARTMENTS, LTD.

Financial Statements
Year Ended December 31, 2006 and 2005
with
Reports of Certified Public Accountants

C O N T E N T S

PAGE

INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS

BALANCE SHEETS	2

STATEMENTS OF OPERATIONS	3

STATEMENTS OF PARTNERS' CAPITAL	4

STATEMENTS OF CASH FLOWS	5

NOTES TO FINANCIAL STATEMENTS	6

SUPPLEMENTAL INFORMATION

SCHEDULES OF ADMINISTRATIVE, UTILITIES, MAINTENANCE,
TAXES, INSURANCE, AND INTEREST EXPENSE	10

DONALD W. CAUSEY & ASSOCIATES, P.C.
Certified Public Accountants

    Donald W. Causey, CPA                                                                                    P.O. BOX 775
    David M. Chesnut, CPA                                                                                    516 Walnut Street
                                                                                                                    Gadsden, Alabama 35902
                                                                                                                    Telephone: (258) 543-3707
                                                                                                                     Fax: (256) 543-9800

INDEPENDENT AUDITORS' REPORT

    To the Partners
    Applegate Apartments, Ltd.
    Florence, Alabama

    We have audited the accompanying balance sheets of Applegate Apartments, Ltd., a limited partnership, as of December 31, 2006 and 2005, and the related statement of operations, partners' capital and cash flows for the years then ended.  These financial statements are the responsibility of the partnership's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted the audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that the audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Applegate Apartments, Ltd., as of December 31, 2006 and 2005, and the results of its operations, changes in partners’ capital and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

    Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole.  The supplemental information on pages 10 and 11 is presented for purposes of additional analysis and is not a required part of the basic financial statements.  Such information has been subjected to the audit procedures applied in the audit of the basic financial statements and, in our opinion is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

    DONALD W. CAUSEY & ASSOCIATES, P.C.
    Gadsden, Alabama
    February 28, 2007

APPLEGATE APARTMENTS, LTD.
BALANCE SHEETS
December31, 2006 and 2005

	2006	2005

ASSETS
CURRENT ASSETS
Cash	$ 8,973	$ 8,147
Tenant rent receivable	--	286
Prepaid insurance	2,528	3,030
Prepaid management fees	177	181

TOTAL CURRENT ASSETS	11,678	11,644

RESTRICTED DEPOSITS AND FUNDED RESERVES
Tenant security deposits	8,495	9,494
Real estate tax and insurance escrow	22,977	19,327
Replacement reserve escrow	110,784	99,249

TOTAL RESTRICTED DEPOSITS AND FUNDED RESERVES	142,256	128,070

PROPERTY AND EQUIPMENT
Land	125,000	125,000
Land improvements	1,385	--
Buildings	1,695,046	1,695,046
Furniture and fixtures	43,386	35,839
	1,864,817	1,855,885

LESS ACCUMULATED DEPRECIATION	533,770	489,002

NET PROPERTY AND EQUIPMENT	1,331,047	1,366,883

OTHER ASSETS
Utility deposits	100	100

TOTAL ASSETS	$1,485,081	$1,506,697

The accompanying notes are an integral part of these statements.

APPLEGATE APARTMENTS, LTD.
BALANCE SHEETS
December31, 2006 and 2005

	2006	2005

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES
Accounts payable	$ 335	$ 727
Accrued property taxes	3,857	3,858

TOTAL CURRENT LIABILITIES	4,192	4,585

ACCRUED INTEREST	68,373	62,490

LONG-TERM DEBT	1,114,105	1,114,105

TENANT SECURITY DEPOSITS	7,140	7,290

TOTAL LIABILITIES	1,193,810	1,188,470

PARTNERS’ CAPITAL	291,271	318,227

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,485,081	$1,506,697

The accompanying notes are an integral part of these statements.

APPLEGATE APARTMENTS, LTD.
STATEMENTS OF OPERATIONS
Years Ended December 31, 2006 and 2005

	2006	2005

REVENUE
Rental income:
Tenants	$ 121,538	$ 121,659
Laundry income	--	305
Interest income	1,794	1,251
Security deposit forfeited	1,600	--
Late charges	30	--
Miscellaneous income	160	--

TOTAL REVENUE	125,122	123,215

EXPENSES
Administrative	19,399	18,819
Utilities	13,324	12,186
Management fee	12,533	12,196
Maintenance and operations	23,551	26,110
Taxes	16,662	17,271
Insurance	10,958	10,782
Interest	5,883	5,854
Depreciation	44,768	44,856

TOTAL EXPENSES	147,078	148,074

NET LOSS	$ (21,956)	$ (24,859)

The accompanying notes are an integral part of these statements.

APPLEGATE APARTMENTS, LTD.
STATEMENTS OF PARTNERS’ CAPITAL
Years Ended December 31, 2006 and 2005

		Gateway		Gateway
		Construction	Allan	Tax Credit
		Corporation	Rappuhn	Fund III, Ltd.
		General	General	Limited
	TOTAL	Partner	Partner	Partner

Balance,
January 1,2005	$343,086	$(72,161)	$(62,329)	$477,576

Deduct:
Net loss for year	24,859	124	124	24,611

Balance,
December 31, 2005	318,227	(72,285)	(62,453)	452,965

Less:
Capital withdrawal	5,000	--	3,300	1,700

Deduct:
Net loss for year	21,956	109	111	21,736

Balance,
December 31, 2006	$291,271	$(72,394)	$(65,864)	$429,529

The accompanying notes are an integral part of these statements.

APPLEGATE APARTMENTS, LTD.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006 and 2005

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(21,956)	$(24,859)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation	44,768	44,856
(Increase) Decrease in accounts receivable	286	(174)
(Increase) Decrease in prepaid insurance	502	(190)
(Increase) Decrease in prepaid management fees	4	(181)
(Increase) Decrease in escrow for insurance and taxes	(3,650)	(8,572)
Increase (Decrease) in accounts payable	(392)	304
Increase (Decrease) in accrued property taxes	(1)	(8)
Increase (Decrease) in accrued interest	5,883	5,854
Net security deposits received (paid)	849	(1,719)

NET CASH PROVIDED BY OPERATING ACTIVITIES	26,293	15,311

CASH FLOWS FROM INVESTING ACTIVITIES
Deposits to reserve for replacements	(11,535)	(11,040)
Purchase of fixed assets	(8,932)	(3,453)

NET CASH USED IN INVESTING ACTIVITIES	(20,467)	(14,493)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital withdrawals	(5,000)	--

NET CASH USED IN FINANCING ACTIVITIES	(5,000)	--

NET INCREASE IN CASH	826	818

CASH AT BEGINNING OF YEAR	8,147	7,329

CASH AT END OF YEAR	$ 8,973	$ 8,147

The accompanying notes are an integral part of these statements.

APPLEGATE APARTMENTS, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of Applegate Apartments, Ltd., a limited partnership, is presented to assist in understanding the Partnership's financial statements.  The financial statements and notes are representations of the Partnership's management who is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Accounting

The Partnership's books are recorded on the cash basis.  Memorandum entries, while not recorded in the books of the Partnership, have been made in the financial statements to conform with accounting principles generally accepted in the United States of America.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include savings accounts and all certificates of deposit with original maturities of three months or less.  However, at December 31,  2006 and 2005, the Partnership had no cash equivalents.

Allowance for Doubtful Accounts

The general partners consider all accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

Property and Equipment

Land, buildings and improvements are recorded at cost.  Maintenance and repairs are charged to expense as incurred and improvements are capitalized.  Disposals of depreciable property are recorded to the appropriate property accounts by reducing the related costs and accumulated depreciation.  The resulting gains and losses are reflected in the statement of operations.  Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range as follows:
Years
Buildings and Improvements                                                  25-40
Furniture and Fixtures                                                                5-10

Total depreciation expense for December 31,  2006 and 2005 is $44,768 and $45,856, respectively.

APPLEGATE APARTMENTS, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Rental Income

Rental income is recognized as rentals become due.  Rental payments received in advance are deferred until earned.  All leases between the partnership and the tenants of the property are operating leases.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements, since taxable income or loss passes through to, and is reportable by, the partners individually.

SFAS No. 144

Statement of Financial and Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The adoption of SFAS No. 144 has not materially affected the partnership’s reported earnings, financial condition or cash flows.

NOTE B - NATURE OF OPERATIONS

Applegate Apartments, Ltd., was organized under the laws of Alabama as a limited partnership to develop, construct, own, maintain and operate a 36 unit rental housing project for persons of low and moderate income.  The project is located in Florence, Alabama and is currently known as Applegate Apartments.   The Partnership has qualified for but is no longer receiving low-income credit established by the Tax Reform Act of 1986.

NOTE C - FAIR VALUE

The Partnership has a number of financial instruments, none of which are held for trading purposes.  The Partnership estimates that the fair value of all financial instruments at December 31, 2006 and 2005, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.  The estimated fair value amounts have been determined by the Partnership using available market information and appropriate valuation methodologies.  Considerable judgement is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Partnership could realize in a current market exchange.

APPLEGATE APARTMENTS, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE D - RESTRICTED CASH

Tenant Security Deposits

The tenant security deposit account represents cash restricted for the purpose of refunding tenants security deposits paid at the move-in date.  Security deposits are refunded to the tenants at the time of move-out in accordance with the tenant lease subject to cleaning and repairs incidental to normal wear on the tenant unit.  Tenant security deposits retained by the Partnership are recorded as "Non-refundable security deposit income".

NOTE E - LONG-TERM DEBT

Long-term debt at December 31, 2006 and 2005 consists of a note payable to Alabama Housing Finance Authority in the amount of $1,114,105.  The pre-default interest rate payable is fixed at one-half of one percent (1/2 of 1%) per year for the term of the note.  Pre-default interest shall accrue and compound annually and shall be payable at the maturity date (20 years after January 26, 1996).

In the event of default, the interest rate on the entire unpaid balance of the note shall increase to the greater of 1) twelve percent (12%) per year or 2) four percent (4%) per year in excess of the prime rate published in The Wall Street Journal under the heading "money rates", until the default is cured or the note is paid in full.

The total amount of accrued interest at December 31, 2006 and 2005 was $68,373 and $62,490, respectively.  Interest accrued in 2006 and 2005 in the amount of $5,883 and $5,854, respectively.

The loan agreement imposes certain conditions on the partnership regarding operating policies, distributions to partners, incurrence of future borrowings aside from those necessary to meet current expenses, rental charges and certain operating expenses.

In accordance with the loan agreement, a reserve for replacements account is to maintain the minimum amount of $40,000.  The account shall be opened with monthly contributions to be made in the amount of $833 on the 15th day of each month.  Such contributions are required during any month in which the account balance is less than the minimum reserve amount.  At December 31, 2006 and 2005 the reserve account balance was $110,784 and $99,249, respectively.

APPLEGATE APARTMENTS, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE F - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

Amounts Paid to Related Parties

The Partnership paid distributions to the partners from excess cash flow in 2006 as follows:

2006

Allan Rappuhn, the general partner	$ 3,300
Gateway Tax Credit Fund III, Ltd., the limited partner	1,700

$ 5,000

SUPPLEMENTAL INFORMATION

APPLEGATE APARTMENTS, LTD.
SCHEDULES OF ADMINISTRATIVE, UTILITIES,
MAINTENANCE, TAXES, INSURANCE AND INTEREST EXPENSE
Years Ended December 31, 2006 and 2005

	2006	2005

ADMINISTRATIVE EXPENSES
Accounting	$ 2,550	$ 2,541
Auditing	542	276
Advertising	228	461
Credit bureau expense	188	87
Educational seminars	1,132	803
Office expense and postage	3,739	3,919
Salaries – manager	10,411	10,039
Telephone	609	693

	$19,399	$18,819

UTILITIES
Electricity	$ 2,944	$ 2,959
Heat, light and water allowance	--	--
Fuel Oil	2,159	2,065
Water	3,841	3,860
Sewer	4,380	3,302

	$13,324	$12,186

MAINTENANCE EXPENSE
Grounds upkeep	$ 8,903	$ 9,135
Salaries – maintenance	975	1,043
Repairs – appliances	238	446
Repairs – buildings	1,304	832
Repairs – heating and air conditioning	2,586	3,960
Repairs – plumbing	249	154
Repairs – painting	657	671
Apartment clean-up labor	970	671
Pest Control	1,728	1,197
Garbage and trash removal	4,320	5,184
Supplies	1,621	2,617

	$23,551	$26,110

APPLEGATE APARTMENTS, LTD.
SCHEDULES OF ADMINISTRATIVE, UTILITIES,
MAINTENANCE, TAXES, INSURANCE AND INTEREST EXPENSE
Years Ended December 31, 2006 and 2005

	2006	2005

TAXES
Taxes and licenses	$15,526	$15,523
Payroll taxes	1,136	1,748

	$16,662	$17,271

INSURANCE EXPENSE
Property insurance	$ 7,448	$ 7,817
Worker’s compensation	636	541
Employee health	2,874	2,424

	$10,958	$10,782

INTEREST EXPENSE
Interest on mortgage	$ 5,883	$ 5,854
Other interest	--	--

	$ 5,883	$ 5,854